                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                         ANDREA ELECTRONICS CORPORATION
                         ------------------------------
             (Exact name of registrant as specified in its charter)



NEW YORK                                       11-0482020
--------                                       ----------
(state of incorporation or organization)       (IRS Employer Identification No.)


45 Melville Park Road, Melville, NY            11747
-----------------------------------            -----
(Address of principal executive offices)       (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered      Name on each exchange on which each
---------------------------------------      -----------------------------------
                                             class is to be registered
                                             -------------------------

Common Stock, Par Value $.01 per share       American Stock Exchange


      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[ X ]
      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
[   ]
      Securities Act registration statement file number to which this form relates: N/A.
         ---

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      This Form 8-A/A amends the Form 8-A previously filed with the Securities and Exchange Commission by Andrea Electronics Corporation (the "Company"), SEC File No. 1-04324, and relates to the change in par value of the Company's common stock as described below.

      On January 31, 2003, the shareholders of the Company approved an amendment to the Company's Restated Certificate of Incorporation to reduce the par value of the Company's common stock from $.50 per share to $.01 per share. A copy of the Certificate of Amendment is attached hereto as an exhibit.

      The holders of the Company's common stock are entitled to one vote per share on all matters to be voted on by shareholders and are entitled to receive dividends when declared by the Company's board of directors, at their discretion, from legally available funds. The holders of the Company's common stock are not entitled to preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Company's common stock.

      Upon liquidation or dissolution, the holders of the Company's common stock are entitled to receive all assets available for distribution to shareholders, subject to the preferential rights of the holders of Series B and Series C convertible preferred stock and any other series of preferred stock that may be then outstanding.

ITEM 2.    EXHIBITS.

      1. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

            (a)   1.    Amended and Restated Certificate of Incorporation of
                        Company (incorporated by reference to Exhibit 3.1 of the
                        Company's Form 10-K for the year ended December 31,
                        1992)
                  2.    Certificate of Amendment of the Restated Certificate of
                        Incorporation of Company (incorporated by reference to Exhibit 3.2 of the Company's Form 10-K for the year ended December 31, 1997)
                  3.    Certificate of Amendment of the Restated Certificate of
                        Incorporation of Company (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K filed November 30, 1998)
                  4.    Certificate of Amendment to the Certificate of
                        Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form
                        8-K filed June 22, 1999)

                  5. Certificate of Amendment to the Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K filed October 12, 2000)
                  6. Certificate of Amendment to the Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.6 of the Company's Annual Report on Form 10-K filed April 1, 2002)
                  7. Certificate of Amendment to the Certificate of Incorporation of the Company (attached)

            (b) Amended By-Laws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Current Report on Form 8-K filed November 30, 1998)

            (c)   1.    Securities Purchase Agreement, dated as of June 10,
                        1998, relating to the sale of the Company's 6%
                        Convertible Notes due June 10, 2000 (with forms of Note
                        and Registration Rights Agreement attached thereto)
                        (incorporated by reference to Exhibit 4.1 of the
                        Company's Form S-3, No. 333-61115, filed August 10,
                        1998)
                  2.    Securities Purchase Agreement, dated June 11, 1999, by
                        and between HFTP Investment L.L.C. and the Company
                        (incorporated by reference to Exhibit 4.1 of the
                        Company's Current Report on Form 8-K filed June 22,
                        1999)
                  3.    Registration Rights Agreement, dated June 11, 1999, by
                        and between HFTP Investment L.L.C. and the Company
                        (incorporated by reference to Exhibit 4.2 of the
                        Company's Current Report on Form 8-K filed June 22,
                        1999)
                  4.    Form of Warrant by and between HFTP Investment L.L.C.
                        and the Company (incorporated by reference to Exhibit
                        4.3 of the Company's Current Report on Form 8-K filed
                        June 22, 1999)
                  5.    Securities Purchase Agreement, dated October 5, 2000, by
                        and between HFTP Investment L.L.C. and the Company
                        (incorporated by reference to Exhibit 10.1 of the
                        Company's Current Report on Form 8-K filed October 12,
                        2000)
                  6.    Registration Rights Agreement, dated October 5, 2000 by
                        and between HFTP Investment L.L.C. and the Company
                        (incorporated by reference to Exhibit 4.1 of the
                        Company's Current Report on Form 8-K filed October 12,
                        2000)
                  7.    Rights Agreement dated as of April 23, 1999 between
                        Andrea and Continental Stock Transfer and Trust Company, as Rights Agent, including the form of Certificate of Amendment to Certificate of Incorporation as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Shares of Series A
                        Preferred Stock (incorporated by reference to Exhibit
                        4.1 of the Company's Current Report on Form 8-K filed
                        May 7, 1999)

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  ANDREA ELECTRONICS CORPORATION
                                  ------------------------------
                                  (Registrant)


                                    Date: February 6, 2003


                                    By:  /s/ Christopher P. Sauvigne
                                         -----------------------------------
                                         Christopher P. Sauvigne
                                         President, Chief Executive Officer
                                         and Director